                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the following Registration Statements of Mace Security International, Inc.:

        Form S-8  No. 333-31757
        Form S-3  No. 333-87981
        Form S-4  No. 333-89717
        Form S-8  No. 333-93311

of our report dated December 16, 1999 with respect to the consolidated financial statements (restated) of Mace Security International, Inc. as of December 31, 1998 and for the year then ended included in this Annual Report (Form 10-K) for the year ended December 31, 1999.


                                         /s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
March 23, 2000